                                                                    EXHIBIT 99.1

                     [MERCANTILE(R) BANK CORPORATION LOGO]

FOR FURTHER INFORMATION:

AT MERCANTILE BANK CORPORATION:

            Gerald R. Johnson, Jr.           Charles Christmas
            Chairman & CEO                   Chief Financial Officer
            616-726-1200                     616-726-1202
            gjohnson@mercbank.com            cchristmas@mercbank.com

            MERCANTILE BANK CORPORATION ANNOUNCES SECOND QUARTER NET
                        INCOME OF $4.7 MILLION, UP 49.1%

Grand Rapids, MICH., July 7, 2005 -- Mercantile Bank Corporation (Nasdaq: MBWM) reported net income for the quarter ended June 30, 2005 of $4.7 million, an increase of 49.1 percent from the $3.1 million reported for the quarter ended June 30, 2004. Diluted earnings per share were $0.64 compared with $0.43 reported for the prior-year second quarter, an increase of 48.8 percent.

For the first six months of 2005, Mercantile reported net income of $9.1 million, an increase of 47.9 percent from the $6.1 million reported in the prior-year period. Diluted earnings per share were $1.23, an increase of 46.4 percent from the first six months of 2004.

Gerald R. Johnson, Jr., Chairman and CEO, commented, "Mercantile Bank continues to expand its reach. The combination of exceptional service and commercial lending expertise that we provide has attracted and retained a loyal West Michigan client base. This past quarter, we announced our expansion into Lansing and Ann Arbor, Michigan, two dynamic markets where our initiatives will be led by experienced, local commercial lenders."

Mr. Johnson continued, "We have demonstrated our ability to achieve strong growth in assets, revenue and bottom-line profits year over year -- as well as quarterly -- while investing in infrastructure and staff. Growth continues at a robust pace, with no evidence of deterioration in asset quality despite softness in the West Michigan economy. Effective management of our balance sheet has also enabled us to benefit consistently over the past year from the rising rate environment. We look forward to continued growth from expansion activities as well as from our West Michigan market."

Total revenue, comprised of net interest income and non-interest income, was $14.8 million for the second quarter of 2005, an increase of 34.8 percent over the $11.0 million reported for the second quarter of 2004. Net interest income for the current quarter increased 36.1 percent over the prior-year second quarter to $13.6 million, reflecting a combination of 24.7 percent growth in average earning assets and a 28 basis point improvement in the net interest margin to 3.52 percent; margin improvement from the first quarter of 2005 was six basis points. Non-interest income was $1.2 million, a 21.7 percent increase over last year's second quarter; the quarter reflected growth in all fee businesses with the exception of mortgage banking, which experienced a modest decline.

Non-interest expense for the second quarter of 2005 was $7.1 million, an increase of 32.3 percent over the prior-year period, principally in support of corporate growth. Salaries and benefits, up 25.5 percent, represented the largest dollar increase in non-interest expense; the $0.9 million increase was consistent with an increase of 54 full-time equivalent employees (up 29.5 percent) year-over-year. Occupancy, equipment, furniture and other non-interest expense rose 45.0 percent, also in support of corporate growth, and in particular, from the investment in the Holland full-service banking office and the recently-opened new headquarters building. Despite Mercantile's ongoing expansion and service quality initiatives, the efficiency ratio continues to improve; it was 48.19 percent for the second quarter of 2005 compared with 49.09 percent for the prior-year period.

Mr. Johnson continued, "Strong asset quality has been a consistent contributor to Mercantile's outstanding performance, and the second quarter of 2005 continues to reflect the successful execution of our credit strategies." Net charge-offs for the second quarter of 2005 were $140,000, or 0.04 percent of average loans on an annualized basis, compared with $255,000, or 0.09 percent for the prior-year second quarter. Non-performing assets were $3.7 million, or
0.22 percent of total assets at June 30, 2005, compared with $5.2 million, or
0.31 percent at March 31, 2005, and $3.7 million, or 0.27 percent twelve months ago. Loan and lease loss reserves were $18.9 million, or 1.32 percent of total loans and leases, at June 30, 2005.

Total assets were $1.71 billion at June 30, 2005, an increase of $330.5 million, or 24.0 percent, from last year's second quarter-end. Loan growth, virtually all of which was commercial, was $239.1 million or 20.2 percent during the same 12-month period; the increase was primarily funded by a $275.8 million, or 26.4 percent, increase in deposits.

Shareholders' equity at June 30, 2005 was $149.2 million, a twelve-month increase of $14.9 million, or 11.1 percent. Total shares outstanding at quarter-end were 7,221,323. Mercantile's total risk-based capital ratio at quarter-end was 12.58 percent. Mr. Johnson concluded, "Our move into our new headquarters building this past quarter along with the opening of offices outside western Michigan signals a new era for Mercantile. We are well-positioned to carry our successful strategy to other attractive markets."

About Mercantile Bank Corporation

Mercantile Bank Corporation is the bank holding company for Mercantile Bank of West Michigan. The Bank's primary service area is the Kent and Ottawa County area of West Michigan, which includes the City of Grand Rapids, the second-largest city in the State of Michigan. The Bank provides a wide variety of commercial banking services primarily to businesses, individuals, and governmental units through its five full-service offices in greater Grand Rapids and its Holland, Michigan office located thirty miles southwest of Grand Rapids. Mercantile Bank recently announced plans to open full-service branches in Lansing and Ann Arbor, Michigan. Mercantile Bank Corporation's common stock is listed on the Nasdaq National Market under the symbol "MBWM."

Forward-Looking Statements

This news release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) that are based on current expectations that involve a number of risks and uncertainties. Actual results may differ materially from the results expressed in forward-looking statements. Factors that might cause such a difference include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking regulation; changes in tax laws; changes in prices, levies, and assessments; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; changes in the national and local economy; and other factors, including risk factors, referred to from time to time in filings made by Mercantile with the Securities and Exchange Commission. Mercantile undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

Mercantile Bank Corporation
Second Quarter 2005 Results

                           MERCANTILE BANK CORPORATION
                           CONSOLIDATED BALANCE SHEETS

                                                       JUNE 30,        DECEMBER 31,       JUNE 30,
                                                         2005             2004              2004
                                                   ---------------   ---------------   ---------------
                                                     (Unaudited)        (Audited)        (Unaudited)
ASSETS
   Cash and due from banks                         $    35,466,000   $    20,662,000   $    35,005,000
   Short-term investments                                  597,000           149,000           967,000
   Federal funds sold                                   21,400,000                 0                 0
                                                   ---------------   ---------------   ---------------
      Total cash and cash equivalents                   57,463,000        20,811,000        35,972,000

   Securities available for sale                       107,896,000        93,826,000        69,751,000
   Securities held to maturity                          58,851,000        52,341,000        48,466,000
   Federal Home Loan Bank stock                          7,425,000         6,798,000         6,644,000

   Total loans and leases                            1,424,463,000     1,317,124,000     1,185,363,000
   Allowance for loan and lease losses                 (18,856,000)      (17,819,000)      (16,312,000)
                                                   ---------------   ---------------   ---------------
      Total Loans and leases, net                    1,405,607,000     1,299,305,000     1,169,051,000

   Premises and equipment, net                          29,118,000        24,572,000        18,468,000
   Bank owned life insurance policies                   24,669,000        23,750,000        16,796,000
   Accrued interest receivable                           6,550,000         5,644,000         4,257,000
   Other assets                                         11,578,000         9,072,000         9,221,000
                                                   ---------------   ---------------   ---------------

      Total assets                                 $ 1,709,157,000   $ 1,536,119,000   $ 1,378,626,000
                                                   ===============   ===============   ===============

LIABILITIES AND STOCKHOLDERS' EQUITY
   Deposits:
      Noninterest-bearing                          $   136,830,000   $   101,742,000   $   114,441,000
      Interest-bearing                               1,185,014,000     1,057,439,000       931,628,000
                                                   ---------------   ---------------   ---------------
         Total deposits                              1,321,844,000     1,159,181,000     1,046,069,000

   Securities sold under agreement to repurchase        56,034,000        56,317,000        46,960,000
   Federal funds purchased                                       0        15,000,000         7,000,000
   Federal Home Loan Bank advances                     135,000,000       120,000,000       120,000,000
   Subordinated debentures                              32,990,000        32,990,000        16,495,000
   Other borrowed money                                  2,069,000         1,609,000         1,414,000
   Accrued expenses and other liabilities               12,016,000         9,405,000         6,416,000
                                                   ---------------   ---------------   ---------------
         Total liabilities                           1,559,953,000     1,394,502,000     1,244,354,000

SHAREHOLDERS' EQUITY
   Common stock                                        131,186,000       131,010,000       130,902,000
   Retained earnings                                    18,012,000        10,475,000         4,166,000
   Accumulated other comprehensive income (loss)             6,000           132,000          (796,000)
                                                   ---------------   ---------------   ---------------
      Total shareholders' equity                       149,204,000       141,617,000       134,272,000

      Total liabilities and shareholders' equity   $ 1,709,157,000   $ 1,536,119,000   $ 1,378,626,000
                                                   ===============   ===============   ===============

Mercantile Bank Corporation
Second Quarter 2005 Results

                           MERCANTILE BANK CORPORATION
                         CONSOLIDATED REPORTS OF INCOME

                                                 THREE MONTHS ENDED  THREE MONTHS ENDED  SIX MONTHS ENDED  SIX MONTHS ENDED
                                                   June 30, 2005       June 30, 2004      June 30, 2005     June 30, 2004
                                                 ------------------  ------------------  ----------------  ----------------
                                                     (Unaudited)         (Unaudited)        (Unaudited)       (Unaudited)
INTEREST INCOME
   Loans and leases, including fees                 $ 22,250,000        $ 14,722,000        $ 42,022,000      $ 28,630,000
   Investment securities                               2,036,000           1,400,000           3,923,000         2,826,000
   Federal funds sold                                     56,000               8,000             100,000            27,000
   Short-term investments                                  4,000                   0               6,000             1,000
                                                    ------------        ------------        ------------      ------------
      Total interest income                           24,346,000          16,130,000          46,051,000        31,484,000

INTEREST EXPENSE
   Deposits                                            8,892,000           4,929,000          16,332,000         9,679,000
   Short-term borrowings                                 375,000             186,000             713,000           356,000
   Federal Home Loan Bank advances                     1,006,000             597,000           1,863,000         1,126,000
   Long-term borrowings                                  465,000             418,000             880,000           834,000
                                                    ------------        ------------        ------------      ------------
      Total interest expense                          10,738,000           6,130,000          19,788,000        11,995,000
                                                    ------------        ------------        ------------      ------------

      Net interest income                             13,608,000          10,000,000          26,263,000        19,489,000

   Provision for loan and lease losses                   900,000           1,230,000           1,625,000         2,474,000
                                                    ------------        ------------        ------------      ------------

      Net interest income after provision
         for loan and lease losses                    12,708,000           8,770,000          24,638,000        17,015,000

NON INTEREST INCOME
   Service charges on accounts                           341,000             312,000             679,000           611,000
   Net gain on sales of securities                             0                   0                   0            78,000
   Net gain on sales of loans                             28,000              40,000              28,000            40,000
   Other income                                          849,000             649,000           1,721,000         1,311,000
                                                    ------------        ------------        ------------      ------------
      Total non interest income                        1,218,000           1,001,000           2,428,000         2,040,000

NON INTEREST EXPENSE
   Salaries and benefits                               4,405,000           3,510,000           8,564,000         6,793,000
   Occupancy                                             566,000             383,000           1,084,000           769,000
   Furniture and equipment                               362,000             267,000             650,000           540,000
   Other expense                                       1,812,000           1,240,000           3,697,000         2,453,000
                                                    ------------        ------------        ------------      ------------
      Total non interest expense                       7,145,000           5,400,000          13,995,000        10,555,000
                                                    ------------        ------------        ------------      ------------

      Income before federal income tax expense         6,781,000           4,371,000          13,071,000         8,500,000

   Federal income tax expense                          2,091,000           1,225,000           4,019,000         2,381,000
                                                    ------------        ------------        ------------      ------------

      Net income                                    $  4,690,000        $  3,146,000        $  9,052,000      $  6,119,000
                                                    ============        ============        ============      ============

   Basic earnings per share                         $       0.65        $       0.44        $       1.26      $       0.85

   Diluted earnings per share                       $       0.64        $       0.43        $       1.23      $       0.84

   Average shares outstanding *                        7,218,512           7,172,633           7,212,451         7,165,744

   Average diluted shares outstanding *                7,353,163           7,322,474           7,368,687         7,310,298

Mercantile Bank Corporation
Second Quarter 2005 Results

                           MERCANTILE BANK CORPORATION
                        CONSOLIDATED FINANCIAL HIGHLIGHTS
                                   (Unaudited)

                                                                      QUARTERLY                            YEAR-TO-DATE
                                               ------------------------------------------------------  ---------------------
                                                  2005       2005       2004       2004       2004
(dollars in thousands except per share data)     2ND QTR    1ST QTR    4TH QTR    3RD QTR    2ND QTR     2005        2004
                                               ----------  ---------  ---------  ---------  ---------  ---------   ---------
EARNINGS
   Net interest income                         $   13,608     12,655     12,082     10,856     10,000     26,263      19,489
   Provision for loan and lease losses         $      900        725      1,000      1,200      1,230      1,625       2,474
   NonInterest income                          $    1,218      1,210      1,106      1,156      1,001      2,428       2,040
   NonInterest expense                         $    7,145      6,850      6,228      6,415      5,400     13,995      10,555
   Net income                                  $    4,690      4,362      4,488      3,114      3,146      9,052       6,119
   Basic earnings per share                    $     0.65       0.61       0.62       0.43       0.44       1.26        0.85
   Diluted earnings per share                  $     0.64       0.59       0.61       0.43       0.43       1.23        0.84
   Average shares outstanding                   7,218,512  7,206,322  7,189,575  7,176,032  7,172,633  7,212,451   7,165,744
   Average diluted shares outstanding           7,353,163  7,345,543  7,350,178  7,318,345  7,322,474  7,368,687   7,310,298

PERFORMANCE RATIOS
   Return on average assets                          1.13%      1.11%      1.18%      0.86%      0.95%      1.12%       0.95%
   Return on average common equity                  12.80%     12.36%     12.74%      9.06%      9.50%     12.58%       9.30%
   Net interest margin (fully tax-equivalent)        3.52%      3.46%      3.43%      3.23%      3.24%      3.49%       3.25%
   Efficiency ratio                                 48.19%     49.41%     47.22%     53.40%     49.09%     48.78%      49.03%
   Full-time equivalent employees                     237        212        194        190        183        237         183

CAPITAL
   Average equity to average assets                  8.81%      8.99%      9.29%      9.54%     10.01%      8.90%      10.25%
   Tier 1 leverage capital ratio                    10.86%     11.13%     11.53%     10.75%     11.35%     10.86%      11.35%
   Tier 1 risk-based capital ratio                  11.40%     11.53%     11.82%     10.99%     11.50%     11.40%      11.50%
   Total risk-based capital ratio                   12.58%     12.71%     13.03%     12.21%     12.74%     12.58%      12.74%
   Book value per share                        $    20.66      20.04      19.69      19.22      18.71      20.66       18.71
   Cash dividend per share                     $     0.11       0.10       0.09       0.09       0.09       0.21        0.18

ASSET QUALITY
   Gross loan charge-offs                      $      211        493        262        581        263        704         562
   Net loan charge-offs                        $      140        447        226        467        255        587         541
   Net loan charge-offs to average loans             0.04%      0.13%      0.07%      0.15%      0.09%      0.09%       0.10%
   Allowance for loan and lease losses         $   18,856     18,097     17,819     17,045     16,312     18,856      16,312
   Allowance for losses to total loans               1.32%      1.32%      1.35%      1.36%      1.38%      1.32%       1.38%
   Nonperforming loans                         $    2,535      4,016      2,842      2,985      3,731      2,535       3,731
   Other real estate and repossessed assets    $    1,177      1,177          0          0          0      1,177           0
   Nonperforming assets to total assets              0.22%      0.31%      0.19%      0.20%      0.27%      0.22%       0.27%

END OF PERIOD BALANCES
   Loans and leases                            $1,424,463  1,374,577  1,317,124  1,253,713  1,185,363  1,424,463   1,185,363
   Total earning assets (before allowance)     $1,620,632  1,575,697  1,470,238  1,404,559  1,311,191  1,620,632   1,311,191
   Total assets                                $1,709,157  1,664,876  1,536,119  1,474,949  1,378,626  1,709,157   1,378,626
   Deposits                                    $1,321,844  1,290,017  1,159,181  1,144,857  1,046,069  1,321,844   1,046,069
   Shareholders' equity                        $  149,204    144,501    141,617    137,935    134,272    149,204     134,272

AVERAGE BALANCES
   Loans and leases                            $1,402,469  1,345,336  1,276,913  1,219,325  1,144,758  1,374,061   1,106,234
   Total earning assets (before allowance)     $1,582,453  1,511,891  1,428,121  1,361,985  1,269,300  1,547,367   1,233,118
   Total assets                                $1,669,202  1,591,764  1,504,526  1,429,059  1,330,507  1,630,697   1,290,620
   Deposits                                    $1,281,652  1,214,890  1,150,606  1,094,166  1,004,651  1,248,455     975,606
   Shareholders' equity                        $  146,997    143,169    139,744    136,290    133,211    145,093     132,284